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                                                                 EXHIBIT 99.e(x)

                              AMENDMENT NUMBER 7 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

      Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), The Hartford Income Fund, The Hartford Inflation Plus Fund, The Hartford Short Duration Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund are hereby included as five new Funds. All provisions in the Agreement shall apply to The Hartford Income Fund, The Hartford Inflation Plus Fund, The Hartford Short Duration Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund.

      This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 14 of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 31st day of October, 2002.

                                    HARTFORD INVESTMENT FINANCIAL SERVICES, LLC

                                    By: /s/ David M. Znamierowski
                                       -----------------------------------------
                                            David M. Znamierowski
                                            Senior Vice President, Investments


                                    THE HARTFORD MUTUAL FUNDS, INC.
                                    on behalf of:
                                    The Hartford Income Fund
                                    The Hartford Inflation Plus Fund
                                    The Hartford Short Duration Fund
                                    The Hartford Tax-Free California Fund
                                    The Hartford Tax-Free New York Fund

                                    By: /s/ David M. Znamierowski
                                       -----------------------------------------
                                            David M. Znamierowski
                                            President